Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this registration statement on form S-8 of SSR Mining Inc. of our report dated February 27, 2024 relating to the financial statements and effectiveness of internal control over financial reporting of SSR Mining Inc., which appears in SSR Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

December 18, 2024